Exhibit 99.1

First National Announces Stock Repurchase Program

          SPARTANBURG, S.C., Dec. 1 /PRNewswire-FirstCall/ -- First National Bancshares, Inc. (Nasdaq: FNSC), parent company of First National Bank of the South, today announced that its Board of Directors has authorized a stock repurchase program of up to 50,000 of its 3,458,354 shares outstanding effective immediately for a period of six months ending May 31, 2007.

          Jerry L. Calvert, President, CEO and Vice Chairman stated, “We are very pleased to offer this stock buyback program as a way to build value for our loyal shareholders, as well as give us additional opportunities to effectively manage our capital.  We firmly believe that the purchase of shares of First National stock is an attractive investment for our company and for our shareholders.”

          Under the terms of the stock repurchase program, First National may repurchase its issued and outstanding common stock in open-market transactions on the NASDAQ Global Market.  The program will be structured to conform to the safe harbor provisions of Securities and Exchange Commission (SEC) Rule 10b- 18.  SEC Rule 10b-18 contains certain restrictions related to the manner, price, timing and volume of repurchases, among other conditions.  First National plans to fund repurchases made under the program from available working capital.

          The repurchase of shares by First National under the program will be at management’s discretion after consideration of factors such as the market price of the stock, the nature of other investment opportunities or growth projects, available cash flows from operations, general economic conditions and other factors deemed appropriate.  The program does not obligate First National to acquire any specific number of shares and may be modified, suspended, extended, or terminated for any reason at any time without prior notice.

          First National’s stock price closed at $16.25 per share on November 30, 2006.

          First National recently reported total assets of $418.0 million as of September 30, 2006, and earnings for the quarter and nine months ended September 30, 2006, of $1.1 million and $2.7 million, respectively, or $0.27 and $0.67 per diluted share, respectively.

          First National Bank of the South was incorporated in 2000 and provides a wide range of financial services to consumer and commercial customers through two divisions. The banking division operates five full-service offices, three in Spartanburg County operating as First National Bank of Spartanburg, and two operating as First National Bank of the South in Mount Pleasant and Greenville. First National also operates loan production offices in Columbia and Daniel Island, South Carolina.  First National has also applied with the Office of the Comptroller of the Currency to open its sixth full-service branch at 140 East Bay Street in downtown Charleston, South Carolina.

          The small business lending division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia. First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company, which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at www.firstnational-online.com/investor.

          Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in loan quality, intention to repurchase shares, the source or availability of funding for the buyback program, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as the impact of market and business conditions from time to time on First National’s determination whether to repurchase shares under the repurchase program, a downturn in the economy, greater than expected non- interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward- looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

          Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE  First National Bancshares, Inc.
          -0-                                                                 12/01/2006
          /CONTACT:  Jerry L. Calvert of First National Bancshares, Inc., +1-864-594-5690, or cell, +1-864-590-8858/
          /Web site:  http://www.firstnational-online.com
                              http://www.firstnational-online.com/investor /
          (FNSC)